EXHIBIT 4.2

COOPER CAMERON CORPORATION
as Issuer

and

SUNTRUST BANK
as Trustee

$200,000,000

2.650% SENIOR NOTES DUE 2007

FIRST

SUPPLEMENTAL

INDENTURE

Dated as of March 18, 2004

EXHIBIT A: Form of Note

-i-

          THIS FIRST SUPPLEMENTAL INDENTURE dated as of March 18, 2004 (this “Supplemental Indenture”) between Cooper Cameron Corporation, a Delaware corporation (the “Company” or the “Issuer”), and SunTrust Bank, a Georgia banking corporation, as trustee (the “Trustee”),

WITNESSETH:

          WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of March 18, 2004 (the “Original Indenture”), with SunTrust Bank, as trustee;

          WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

          WHEREAS, under Sections 201, 301 and 901 of the Original Indenture, the form and terms of a new series of Securities may at any time be established by a supplemental Indenture executed by the Issuer and the Trustee;

          WHEREAS, the Issuer proposes to create under the Indenture a new series of Securities; and

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF NEW SERIES

          Section 1.01. Establishment of New Series. (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Issuer’s 2.650% Senior Notes due 2007 (the “Notes”).

          (b) There are to be authenticated and delivered $200,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes.

          (c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

          (d) Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph 1 of the form of Note in Exhibit A hereto.

          (e) No Additional Amounts shall be payable in relation to the Notes.

          (f) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE II
DEFINITIONS

          Section 2.01. Definitions in the Indenture. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture. The following are additional definitions used in this Supplemental Indenture:

     “Bankruptcy Act” means Title 11, United States Code, or any similar United States federal or state law (or any similar foreign law) for the relief of debtors.

     The term “capital stock” of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     “Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (2) the amount (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Company and its consolidated subsidiaries for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.

     “Debt” means any obligation created or assumed by any Person for the repayment of money borrowed, any purchase money obligation created or assumed by such Person and any guarantee of the foregoing.

     “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

     “Global Security” or “Global Note” means a Note that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Notes or any portion thereof.

     “Issue Date” means the date on which the Notes are initially issued under this Indenture.

     “Lien” means, as to any Person, any mortgage, lien, pledge, security interest or other encumbrance in or on, or adverse interest or title of any vendor, lessor, lender or other secured party to or of such Person under conditional sale or other title retention agreement or capital lease with respect to, any property or asset of such Person.

     “Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Notes issued on the Issue Date and the Additional Notes.

     “Permitted Liens” means (1) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (2) any Lien incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; or (3) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Company or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries.

     “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization or government, or other agency or political subdivision thereof.

     “Principal Property” means any manufacturing plant, warehouse, distribution center, aftermarket or storage facility or sales office owned or leased by the Company or any Subsidiary that is located within the United States or Canada, except, (1) any such property consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles and (2) any such property that, in the opinion of the Board of Directors, is not material in relation to the activities of the Company and its Subsidiaries, taken as a whole.

     “Restricted Subsidiary” means any Subsidiary of the Company owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

     “Subsidiary” means, with respect to any Person,

(1)	any other Person of which more than 50% of the total voting power of capital interests (without regard to any contingency to vote in the election of directors, managers, trustees, or equivalent persons), at the time of such determination, is owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person;

(2)	in the case of a partnership, any Person of which more than 50% of the partners’ capital interests (considering all partners’ capital interests as a single class), at the time of such determination, is owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person; or

(3)	any other Person in which such Person or one or more of the Subsidiaries of such Person have the power to control, by contract or otherwise, the board of directors, managers, trustees or equivalent governing body of, or otherwise control, such other Person.

          Section 2.02.Other Definitions.

Defined in
Term	Section
“Additional Notes”	3.02

ARTICLE III
THE NOTES

          Section 3.01. Form. The Notes shall be issued initially in the form of one or more Global Securities, and the Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 3.02. Issuance of Additional Notes. The Issuer may, from time to time, issue an unlimited amount of additional Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Notes issued on the Issue Date and which shall have identical terms as the Notes issued on the Issue Date other than with respect to the issue date, issue price and first payment of interest. The Notes issued on the Issue Date shall be limited in aggregate principal amount to $200,000,000, subject to the provisions of Section 306 of the Original Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.

ARTICLE IV
REDEMPTION

          Section 4.01. Optional Redemption.

          (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

          (b) To redeem the Notes, the Issuer must pay a Redemption Price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

          (c) Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Article Eleven of the Original Indenture. The actual Redemption Price, calculated as provided in paragraph number 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Issuer and the Trustee by the Independent Investment Banker (as defined in such paragraph 5) no later than two Business Days prior to each Redemption Date.

          Section 4.02. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V
COVENANT SUPPLEMENTS

          Section 5.01. Covenants of the Company.

          (a) Section 704 of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the following sentence to the end of such Section:

“If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the Commission, financial statements, including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d).”

          (b) Article Ten of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the following new Section 1008 at the end of Article Ten:

“Section 1008 Limitations on Liens.

     The Company will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property or upon any capital stock of any Restricted Subsidiary, whether owned or leased on the date of this Indenture or thereafter acquired, to secure any Debt of the Company or any other Person (other than the Securities issued hereunder), without in any such case making effective provision whereby all of the Notes and other Securities then Outstanding hereunder shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. This restriction shall not apply to:

          (a) any Lien upon any property or assets owned by the Company or any Restricted Subsidiary in existence on the Issue Date;

          (b) any Lien upon any property or assets created at the time of acquisition of such property or assets by the Company or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year of such acquisition;

          (c) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Restricted Subsidiary), provided that such Lien only encumbers the property or assets so acquired;

          (d) any Lien upon any property or assets of a Person existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise, provided that such Lien is not incurred in anticipation of such Person becoming a Restricted Subsidiary;

          (e) any Lien upon property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

          (f) any Lien in favor of the Company or any Restricted Subsidiary;

          (g) any Lien created or assumed by the Company or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or any Subsidiary;

          (h) Permitted Liens;

          (i) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by Clauses (a) through (h), inclusive, of this Section; or

          (j) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) of any Lien, in whole or in part, that is referred to in Clauses (a) through (i), inclusive, of this Section, or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of (1) the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement (plus the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement) and (2) the maximum committed principal amount of Debt so secured at such time; provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property or assets (including improvements, alterations and repairs on such property or assets) subject to the Lien so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property or assets).

     Notwithstanding the foregoing provisions of this Section, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property or capital stock of a Restricted Subsidiary to secure Debt of the Partnership or any other

Person (other than the Securities) that is not excepted by Clauses (a) through (j), inclusive, of this Section without securing the Notes and other Securities issued hereunder, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all other Liens not excepted by Clauses (a) through (j), inclusive, of this Section do not exceed at any one time 10% of Consolidated Net Tangible Assets.”

ARTICLE VI
ADDITIONAL EVENT OF DEFAULT

          Section 6.01. Events of Default. With respect to the Notes only, the following additional Event of Default is hereby added to Section 5.01(7) of the Original Indenture:

      “(7) default in the payment of any principal of any Debt of the Company or any of its Subsidiaries outstanding in an aggregate principal amount in excess of $75,000,000 at the final stated maturity thereof or the occurrence of any other default thereunder, the effect of which default is to cause the Debt of the Company or any of its Subsidiaries in excess of such amount to become, or to be declared, due prior to its final stated maturity, and there is given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that series a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless (A) such default shall be cured, by payment or otherwise, within 30 days after the receipt by the Company of such written notice or (B) the acceleration is rescinded or annulled or the default that caused the acceleration is cured within 30 days after the receipt by the Company of such written notice.”

ARTICLE VII
MISCELLANEOUS

          Section 7.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

          Section 7.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

          Section 7.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

          Section 7.04. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 7.05. Trustee Makes No Representation; Trustee’s Rights and Duties. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be liable in connection therewith. The rights and duties of the Trustee shall be determined by the express provisions of the Original Indenture and, except as expressly set forth in this Supplemental Indenture, nothing in this Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder.

SIGNATURES

ISSUER:

COOPER CAMERON CORPORATION

By:	/s/ Michael C. Jennings

Name:	Michael C. Jennings

Title:	Vice President and Treasurer

TRUSTEE:

SUNTRUST BANK, as Trustee

By:	/s/ Jack Ellerin

Name:	Jack Ellerin

Title:	Assistant Vice President

EXHIBIT A

(Form of Face of Note)

CUSIP 216640 AC 6	No.

ISIN US216640AC61	$

COOPER CAMERON CORPORATION

2.650% Senior Note due 2007

Cooper Cameron Corporation, a Delaware corporation, promises to pay to                   , or registered assigns, the principal sum of                    Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on April 15, 2007.

Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1

COOPER CAMERON CORPORATION

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

SUNTRUST BANK, as Trustee

By:

Authorized Signatory

Dated:

[1]	To be included only if the Note is issued in global form.

(Form of Back of Note)

2.650% Senior Note due 2007

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]2

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest; Additional Interest. Cooper Cameron Corporation, a Delaware corporation (the “Company” or the “Issuer”), promises to pay interest on the principal amount of this Note at 2.650% per annum from March 18, 2004 until maturity. The Issuer shall pay interest semi-annually on April 15 and October 15 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2004. The Issuer shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Act) on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Act) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

[2]	To be included only if the Note is issued in global form.

          2. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Original Indenture with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a Paying Agent on or after the Stated Maturity thereof. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose (which initially is c/o Computershare Trust Company, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (a) each Global Security and (b) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer instructions to the Issuer or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, SunTrust Bank, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to any Holder. The Issuer may act in any such capacity.

          4. Indenture. The Issuer issued the Notes under an Indenture dated as of March 18, 2004 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of the same date (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are the obligation of the Issuer, initially in aggregate principal amount of $200 million. The Issuer may issue an unlimited principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, issue price and first payment of interest) as the initial Notes for the purposes indicated in Section 3.02 of the Supplemental Indenture).

          5. Optional Redemption. (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

          (b) To redeem the Notes, the Issuer must pay a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) from the Redemption Date to April 15, 2007 computed by discounting such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the

Treasury Rate (as defined below) plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

     For purposes of determining the Redemption Price, the following definitions shall apply:

          “Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

          “Comparable Treasury Price” means, for any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          “Independent Investment Banker” means UBS Securities LLC and any successor firm, or if such firm is unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

          “Reference Treasury Dealer” means each of ABN AMRO Incorporated and UBS Securities LLC, plus up to three other dealers selected by the Company that are primary U.S. government securities dealers and their respective successors; provided, if any of ABN AMRO Incorporated or UBS Securities LLC or any primary U.S. government securities dealer selected by the Company shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Company.

          “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

          6. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase them at the option of the Holders.

          7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the Redemption Price has been paid.

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.

          9. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the then Outstanding Securities of each series affected thereby, any existing default relating to the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the then Outstanding Notes, and the Holders of not less than a majority in principal amount of all Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any other default under the Indenture. Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 901 of the Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuer’s obligations to Holders of the Notes in case of a merger or consolidation of the Issuer or sale of all or substantially all of the Issuer’s assets, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect, to comply with the requirements of the Commission to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor or additional Trustee, to add to the covenants of the

Issuer or any additional Events of Default, to secure the Notes or to establish the form or terms of any other series of Securities.

          11. Events of Defaults and Acceleration. Events of Default with respect to the Notes include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption or otherwise; (iii) failure to perform or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty referred to in clause (i) or (ii) or included in the Indenture for the sole benefit of a series of Securities other than the Notes), and continuance of such default for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; (iv) default in the payment of any principal of any Debt of the Company or any Subsidiary outstanding in an aggregate principal amount in excess of $75,000,000 at the final stated maturity thereof or the occurrence of any other default thereunder, the effect of which default is to cause such Debt to become, or to be declared, due prior to its final stated maturity, and there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is “Notice of Default” unless (A) such default shall be cured, by payment or otherwise, within 30 days after the Company’s receipt of such notice or (B) the acceleration is rescinded or annulled or the default that caused the acceleration is cured within 30 days after the Company’s receipt of such notice; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer. If any Event of Default referred to in clause (i), (ii) or (iv) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. If an Event of Default referred to in clause (iii) occurs and is continuing the Trustee or the Holders of at least 25% in principal amount of all Outstanding Securities of all series affected by such default, including the Notes, may declare all such Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default referred to in clause (v), all Outstanding Securities shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

          12. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          14. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Cooper Cameron Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: General Counsel

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                         agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE3

     The original principal amount of this Global Note is $200,000,000. The following increases or decreases in this Global Note have been made:

Principal
	Amount of	Amount of	Amount of	Signature of
	decrease in	increase in	this Global Note	authorized
	Principal Amount	Principal Amount	following such	signatory of
Date of	of	of	decrease	Trustee or Note
Exchange	this Global Note	this Global Note	(or increase)	Custodian

[3]	To be included only if the Note is issued in global form.